Exhibit 99.2

SUBLEASE AGREEMENT

Between

THRUWAY TRAVEL CENTERS, LLC,

a New York limited liability company,

LANDLORD,

and

PETRO STOPPING CENTERS, L.P.,

a Delaware limited partnership,

TENANT

SUBLEASE AGREEMENT

AGREEMENT OF SUBLEASE made effective as of the 1st day of November, 2005 (the “Effective Date” or “Commencement Date”), by and between THRUWAY TRAVEL CENTERS, LLC, a New York limited liability company, whose address is 1255 Route 414, Waterloo, New York 13165 (hereinafter referred to as “Landlord”) and PETRO STOPPING CENTERS, L.P., a Delaware limited partnership, with offices at 6080 Surety Drive, El Paso, Texas 79905 (hereinafter referred to as “Tenant”). This Sublease is referred to herein as the “Lease”.

WITNESSETH:

That Landlord, in consideration of the rents and covenants herein set forth, hereby subleases to Tenant, and Tenant hereby subleases from Landlord, the Premises and Equipment hereinafter described, upon the following terms and conditions:

ARTICLE 1

BASIC LEASE PROVISIONS

SECTION 1.01 BASIC LEASE PROVISIONS

(A) Location of Premises: The Petro Stopping Center located at 1255 Route 414, Waterloo, New York, situated on the real property described on Exhibit A attached hereto and made a part hereof, together with the buildings and all other improvements thereon.

(B) Premises: The “Premises” consist of the real property described on Exhibit A, containing approximately 50 acres of land, more or less, and all easements, rights of ingress and egress, rights-of-way and appurtenances thereto and all parking areas used or useful in connection therewith (the “Real Property”), and all improvements and buildings situated thereon, including without limitation the fueling facilities, all restaurant and food service facilities, travel store, signage, lighting, landscaping, on-site utility connections, convenience store, truck repair and lube maintenance facility and all paved surfaces which have been constructed upon the Real Property (collectively, the “Improvements”), and all Equipment (as hereafter defined) situated on the Real Property and in, on, under and about the Improvements.

(C) Initial Term: Ten (10) years commencing on the Commencement Date.

(D) Options to extend Term: Two (2) consecutive renewal options of five (5) years each (each a “Renewal Term”), subject to the provisions of Section 2.02 hereof.

(E) Rent: During the Initial Term, Rent shall be Ninety Five Thousand Dollars ($95,000.00) per month for the first thirty-six (36) months, and One Hundred Thousand Dollars ($100,000.00) per month for the next eighty-four (84) months. Should Tenant exercise its options to extend the Term of this Lease, Rent during the First Renewal Term shall be One Hundred Five Thousand Dollars ($105,000.00) per month, and during the Second Renewal Term shall be One Hundred Ten Thousand Two Hundred Fifty Dollars ($110,250.00) per month.

(F) Lender: the Premises is subject to a mortgage and related financing documents (mortgage and financing documents collectively referred to as “Financing Documents”) between Landlord and its Lender, M&T Real Estate Trust (“Landlord Lender”).

(G) Deposit: On the Commencement Date, Tenant shall tender to Landlord a non-refundable deposit in the amount of One Million and 00/100 Dollars ($1,000,000.00) earnest money as a deposit to be applied to the purchase price pursuant to an Option to Purchase the site under the terms set forth in Article 21 (the “Earnest Money Deposit”), which will be deposited into Landlord’s account subject to terms of a certain Pledge and Assignment of Deposit Account between Landlord and Landlord Lender dated of even date herewith If Tenant exercises its Option to Purchase under the terms set forth in Article 21, the full amount of this Earnest Money Deposit ($1,000,000.00) shall be applied to the payment of the Purchase Price at the closing of that purchase. If Tenant does not exercise its Option to Purchase as set forth in Article 21 and close on the Purchase of the Premises, the Deposit shall be non-refundable and Tenant waives any other right associated with the Deposit.

(H) IDA Financing: The Landlord and Tenant acknowledge that this Sublease is subject to the Agency Documents, as listed in Exhibit F hereto, and that the Premises must be operated as a “project” in compliance with Article 18-A of the General Municipal Law of the State of New York (the “Act”). Landlord and Tenant hereby consent and agree to operate the Premises in compliance with the Act.

ARTICLE 2

DEMISE AND TERM

SECTION 2.01: PREMISES

(A) Real Property. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises in as-is condition, including all of Landlord’s right, title and interest in and to the Real Property and the Improvements thereon as shown on Exhibit A, and including the underground storage and other tanks, the related islands, pumps, dispensers and other equipment (the “USTs”) described on Exhibit D attached hereto.

(B) Equipment. Landlord leases to Tenant, and Tenant leases from Landlord, all furniture, fixtures, trade fixtures, machinery, equipment and other personal property owned by Landlord (the “Equipment”), as more particularly described in Exhibit B attached hereto, it being intended that Equipment include all personal property used or useful in connection with the operation of the full-facility truck/auto travel center at the Premises (the “Business”). The term “Equipment” shall also include such items of replacement furniture, fixtures, trade fixtures, machinery, equipment and other personal property as Tenant shall use in the operation of the Business at the Premises in replacement of any items of Equipment described in Exhibit B in accordance with the provisions of Article 4 hereof. Equipment does not include: (i) any item of the Tenant’s Business inventory; (ii) those items in Exhibit B designated as vendor supplied and which are not owned by Landlord; or (iii) items of personal property acquired by Tenant and used in the Business at the Premises which are not replacements for original items of Equipment.

(C) Quiet Enjoyment. Upon Tenant paying Rent and performing all of the covenants and conditions set forth herein, Landlord hereby covenants and agrees that Tenant will peacefully and quietly have, hold and enjoy the Premises and Equipment for the Term herein provided.

(D) Use of Premises. Tenant may use the Premises solely for the operation of a full-facility truck/auto travel center operated consistent with the operation of the other truck/auto travel centers in Tenant’s national network, including substantially the same days and hours of operation, and for such other uses commercially related thereto as Tenant determines from time to time.

SECTION 2.02: INITIAL TERM DATE ; RENEWAL OPTIONS.

(A) The Initial Term of this Lease shall commence on November 1, 2005 (the “Commencement Date”) and shall expire on October 31, 2015. If Tenant exercises its options to extend, each Renewal Term shall begin on an anniversary date of the Commencement Date.

(B) Landlord hereby grants to Tenant, in addition to the Initial Term, the option to renew this Lease for two (2) additional terms of five (5) years each (each a “Renewal Term” and respectively the “First Renewal Term” and the “Second Renewal Term”), subject to and on the same terms and conditions contained herein, provided that Tenant is not in default under the terms of this Lease at the time of exercise of each of such Renewal Terms. Each Renewal Term shall be exercised by Tenant providing Landlord with written notice of Tenant’s intention not to extend this Lease not less than twelve (12) months prior to the expiration of the Initial Term or the then current Renewal Term, as applicable.

SECTION 2.03: MEMORANDUM OF LEASE. Each of the parties hereto agrees to promptly, upon the Commencement Date, execute and record the Memorandum of Lease and Option to Purchase attached hereto as Exhibit C which shall be recorded in the real estate records of Seneca County, New York.

SECTION 2.04: LEASE/LEASEBACK WITH SENECA COUNTY INDUSTRIAL DEVELOPMENT AGENCY. The parties hereto acknowledge and agree that Landlord has leased the Premises to the Seneca County Industrial Development Agency (the “Agency”) pursuant to the terms of a certain Lease Agreement, dated as of March 1, 2004 (the “Lease to Agency”), by and between Landlord and Agency and Agency has leased the Premises back to Landlord pursuant to the terms of a certain Leaseback Agreement, dated as of March 1, 2004 (the “Leaseback”), by and between the Agency and the Landlord. In connection with the Lease to Agency and Leaseback, the Agency and Landlord entered into a certain Payment-In-Lieu-Of-Tax-Agreement, dated as of March 1, 2004 (the “PILOT Agreement” and, together with the Lease to Agency and Leaseback, the “Agency Documents”), pursuant to which Landlord is required to make payments in lieu of real property taxes with respect to the Premises for the benefit of affected tax jurisdictions. Landlord and Tenant hereby acknowledge and agree that the sublease of the Premises contemplated by this agreement is subject to the Agency Documents and that Landlord’s obligations under the Agency Documents (including Landlord’s obligation to make payment under the PILOT Agreement) shall in no way be adversely affected or impaired as a result of this Agreement. The Agency shall in no way be construed as having any obligations under this Sublease Agreement and the Agency’s Unassigned Rights (as defined in the Leaseback) shall, together with all other provisions of the Agency Documents, remain in full force and effect. Landlord agrees to pay any costs incurred by the Agency in connection with this agreement, including all fees and expenses of counsel to the Agency.

ARTICLE 3

REAL PROPERTY IMPROVEMENTS

Tenant acknowledges and agrees that Tenant has inspected the Improvements (including the HVAC, plumbing, electrical, mechanical and other component systems) and as a result of such inspection, Tenant acknowledges that the same are in good operating condition, order and repair, and are capable of being used in the Business without present need for repair or replacement.

ARTICLE 4

EQUIPMENT

SECTION 4.01: USE AND MAINTENANCE.

(A) Tenant acknowledges and agrees that Tenant has inspected the Equipment and as a result of such inspection, Tenant acknowledges that the same (i) is in operating condition, order and repair in accordance with reasonable business practices, consistently applied and in accordance with the terms of all warranties and guarantees, (ii) is capable of being used in the Business without present need for repair or replacement, (iii) conforms in all material respects with all applicable legal requirements, and (iv) in the aggregate provides the capacity to enable Tenant to engage in commercial operation of the Business on a continuous basis (subject to normal maintenance and repair outages in the ordinary course).

(B) During the Term of this Lease, Tenant shall use the Equipment in the conduct of the Business and in compliance with all applicable laws.

(C) Subject to the provisions of subparagraph (D) below Tenant, at its expense, will repair and maintain the Equipment in good condition, ordinary wear and tear and damage by casualty and condemnation excepted. Landlord shall make available to Tenant any warranties relating to the Equipment and Landlord shall reasonably cooperate with Tenant to assure that any warranty claims are timely and adequately made with respect to the repair and maintenance of the Equipment.

(D) In the event that during the Term of this Lease the Equipment, or any portion thereof, shall become obsolete, inoperable, unusable, unfit for use or out of repair, or should Tenant otherwise desire to replace any portion of the Equipment, Tenant shall do so such that at all times during the Term of this Lease the quantity and quality of the Equipment shall be sufficient for operation of the Business substantially as operated on the Commencement Date. Any such Equipment as described in the preceding sentence shall be referred to as the “Replacement Equipment.” Provided Tenant replaces such Equipment with Replacement Equipment of at least equal value and of equal usefulness in the operation of the Business and the Premises, subject to the provisions in Section (E) hereof, Tenant shall be free to dispose of such Equipment as Tenant chooses.

(E) Upon the expiration of the Initial Term and all applicable Renewal Terms of this Lease, and provided the Option to Purchase (as defined in Section 21 hereof) has not been exercised, Tenant shall relinquish or convey, as applicable, to Landlord at the Premises the right to possession and use of the remaining Equipment originally leased hereunder from Landlord to Tenant, plus any Replacement Equipment installed by Tenant, such remaining Equipment and

Replacement Equipment to then be in workable condition, ordinary wear, tear and obsolescence and damage by casualty and condemnation excepted, and Tenant shall leave the Premises as an operational facility; provided that: (i)Tenant shall have the right to remove any Equipment bearing its trade or service marks (the “Marks”) so long as such items are replaced by Tenant with similar items of Equipment of at least equal value and of equal usefulness in the operation of the Business and so that the Premises remain operational, substantially as operated as of the termination date; and (ii) Tenant shall have the right to remove all of its own equipment and inventory. Upon termination of this Lease Landlord and Tenant shall conduct an inventory of the Equipment and the parties shall make a good faith reasonable adjustment for any discrepancies between the Equipment as described on Exhibit B and such final inventory, with Tenant compensating Landlord for the cost of replacing any missing or damaged items with items of comparable condition.

F. Landlord acknowledges that Tenant shall file a UCC-1 financing statement to reflect Tenant’s Leasehold interest in the Equipment, which will be subject and subordinate to any and all rights and interest of Landlord’s Lender, pursuant to a separate Inter-creditor Agreement executed on even date herewith between Landlord, Tenant and Landlord’s Lender (“Inter-creditor Agreement”).

G. Landlord has entered into a certain term loan with Seneca County as Lender (“Seneca County Loan”). Landlord has granted Seneca County a security interest in Landlord’s IT Equipment which is installed at the Leased Premises. In the event Landlord is in default under the Seneca County Loan beyond applicable cure periods, Tenant has the right, but not an obligation, to cure Landlord’s default in order that the IT Equipment will continue to be used for Tenant’s operation at the Premises. In that event, Tenant shall be entitled to a credit against the Option Purchase Price set forth in Article 21 herein in the dollar amount Tenant expended to cure such default.

ARTICLE 5

RENT

(A) During the Initial Term and any exercised Renewal Term of this Lease, Tenant shall pay to Landlord at the address herein provided, the Rent as set out in Section 1.01 (E) above, in equal monthly installments in advance without offset or deduction, except subject to the set-off set forth (which set-off amount shall not exceed Six Thousand, Sixty-Six and 38/100 Dollars ($6,066.38) per month) in the Inventory and Accounts Receivable Purchase and Loan Agreement by and between Landlord and Tenant of even date herewith, which obligations are subject to the Inter-creditor Agreement and to USDA approval. commencing on the Commencement Date and thereafter on the first day of each month during the Term of this Lease. Rent for any partial month during any Term shall be prorated based upon the number of days in that month.

(B) In the event an installment of Rent is not received by Landlord within ten (10) days of the date due, then a late fee equal to five percent (5%) of the late installment of Rent shall be due in addition to the ordinary Rent.

ARTICLE 6

TAXES AND ASSESSMENTS

(A) Except as provided below, during the Term of this Lease, Tenant agrees to pay, before they become delinquent, all real estate taxes, payments in lieu of taxes, special assessments, and other governmental charges (“Real Estate Taxes”) which may be lawfully levied upon or against the Premises described herein and all use, personal property and ad valorem taxes and assessments imposed by reason of use or operation of the Equipment (the “Personal Property Taxes” and together with the Real Estate Taxes, the “Taxes”), provided that Tenant’s obligation for Taxes shall be equitably adjusted for any portion of the Term of this Lease which does not include an entire tax year. Nothing herein contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, mortgage or transfer tax, gift, franchise, withholding, income or profit tax, that is or may be imposed upon Landlord, its successors or assigns, in connection with the operation of the Premises, Equipment or otherwise.

(B) Immediately upon receipt of any tax bill, statement or assessment with respect to the Taxes owing in connection with the Premises, Landlord shall furnish to Tenant such tax bill, statement or assessment, and if applicable, with a calculation prorating Tenant’s and Landlord’s respective Tax obligations. Landlord shall make all payments pursuant to the PILOT Agreement on or before the date such payments are required to be paid. Landlord shall provide Tenant a receipt from the IDA for such payments. Tenant shall promptly reimburse Landlord the receipted amount within 5-days of Tenant’s receiving the receipt from Landlord.

(C) Subject to the prior written consent of Landlord, not to be unreasonably withheld or delayed, and the requirements of any lender having a mortgage or deed of trust encumbering the Premises or the Real Property (“Landlord Lender or other”) Tenant shall have the right to contest the amount of any Taxes for which Tenant is obligated to pay under the terms of this Lease, and Landlord hereby covenants and agrees to cooperate with Tenant in all respects with regards thereto.

(D) Tenant agrees that the Landlord has exclusive rights to the qualified empire zone tax credits (the “QEZE Tax Credits”) in connection with the Premises being located in a qualified empire zone. Tenant acknowledges that it has no rights to all or any part of the QEZE Tax Credits.

ARTICLE 7

LANDLORD’S COVENANTS AND RESTRICTIONS

SECTION 7.01: LANDLORD’S COVENANTS AND RESTRICTIONS. Except as provided in Article 23, Landlord hereby covenants and agrees that, during the Term hereof, Landlord shall not lease, or permit to be leased, used or occupied the Premises or any space within the Premises, and that the lease of the Premises to Tenant is exclusive of the right of possession of all other parties claiming by or under Landlord. Notwithstanding the foregoing, Landlord is authorized to continue to lease the Premises to the Agency pursuant to the Agency Documents, as described in Section 2.04 herein. Landlord covenants and agrees to comply with the Act, with all provisions and obligations under the Agency Documents, and to pay and perform all obligations relating to any financing relating to the Premises including any mortgage thereon.

SECTION 7.02: OPERATION OF PREMISES. Landlord covenants and agrees that the sizes, location and arrangements of the Improvements and parking areas (including traffic circulation, ingress, egress and flow patterns) existing as of the Commencement Date will not be changed by Landlord without prior consultation with Tenant and Tenant’s written consent, except that such written consent shall not be required for changes required by governmental authorities.

ARTICLE 8

WARRANTIES AND REPRESENTATIONS

SECTION 8.01: REPRESENTATIONS AND WARRANTIES OF LANDLORD.

Landlord represents and warrants to Tenant that the following are true and correct on the Commencement Date as if made on and as of that date:

(A) Organization of Landlord. Landlord is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York and is authorized to conduct its businesses as presently conducted.

(B) Consents, Authorizations and Binding Effect.

(1) Landlord has authorized the transaction contemplated herein and Landlord may execute, deliver and perform this Lease without the necessity of Landlord obtaining any consent, approval, authorization or waiver or giving any notice or otherwise, except for the consent and approval of the Agency and Landlord Lender, which consents Landlord shall deliver to Tenant on or before the Commencement Date.

(2) This Lease constitutes the legal, valid and binding obligation of Landlord, enforceable against it in accordance with its terms except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors and subject to general principles of equity.

(3) The execution, delivery and performance of this Agreement by Landlord does not and will not: (i) constitute a violation of its Articles of Organization and Operating Agreement, as amended; (ii) result in any lien against the Premises; (iii) constitute a violation of any statute, judgment, order, decree or regulation or rule of any governmental body applicable or relating to Landlord or the Premises or the business of Landlord; or (iv) conflict with, or constitute a breach or default under, or give rise to any right of termination, cancellation or acceleration under, any term or provision of any contract, agreement, loan agreement or other agreement with any lender, lease, mortgage, deed of trust, commitment, license, franchise, permit, authorization or any other instrument or obligation to which Landlord is a party or by which their respective assets are bound, or an event which with notice, lapse of time, or both, would result in any such conflict, breach, default or right.

(C) Title and Condition. Landlord has good and marketable title to the Premises, and Landlord has not leased (other than to the Industrial Development Agency under the Agency Documents and as described in Section 2.04 herein), licensed, transferred or otherwise conveyed the Premises except to Tenant pursuant to this Lease and is not aware of any leases, licenses, restrictions, restrictive covenants and rights-of-way other than permitted encumbrances described on Exhibit E attached hereto and made a part hereof (the foregoing, together with the Agency Documents, described herein as the “Permitted Encumbrances”). Tenant may, at Tenant’s expense, obtain a title commitment and Lessee’s Policy of Title Insurance from a title company of Tenant’s choice in Seneca County, New York, which policy shall be issued subject only to the Permitted Encumbrances approved and accepted by Tenant. Landlord agrees to provide any and all curatives upon receipt of an updated ALTA Survey, as required for marketable, insurable title. Notwithstanding the Landlord has entered into certain subleases and licenses as set forth on Exhibit G attached hereto (“Sublease Rent Roll”), which Subleases have been assigned to Tenant as of November 1, 2005. Landlord represents the Sublease Rent Roll is the entire list of Subleases. Landlord shall terminate all UCC Filing Statements that are not Permitted Encumbrances at the Seneca County and New York State levels.

(D) The Act. Landlord has operated the Premises at all times as a “project” in compliance with the Act, and is not now in default or in violation of the Act or any of the Agency Documents.

(E) Tax Obligations. Landlord has no outstanding tax obligations of any kind, including employment taxes, and payments pursuant to payment in lieu of taxes and Landlord covenants and agrees that throughout the term of this Lease Landlord will not incur any such tax obligation that could result in a lien on the Real Property, Equipment or Inventory.

SECTION 8.02: REPRESENTATIONS AND WARRANTIES OF TENANT.

Tenant represents and warrants to Landlord that the following are true and correct on the Commencement Date as if made on and as of that date:

(A) Tenant is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business in the State of New York and is qualified to transact business and is in good standing as a foreign limited partnership in the jurisdictions where it is required to qualify in order to conduct its businesses as presently conducted except where the failure to be qualified would not have a material adverse effect. Tenant has the partnership power and authority to own, lease or operate all properties and assets now owned, leased or operated by it and to carry on its businesses as now conducted.

(B) Tenant may execute, deliver and perform this Lease without the necessity of Tenant obtaining any consents, approval, authorization or waiver or giving any notice or otherwise, except for the authorization of the Board of Directors of Tenant referenced in paragraph (D) below and such consents, approvals, authorizations, waivers and notices which have been obtained and are unconditional and are in full force and effect and such notices which have been given.

(C) The execution, delivery and performance of this Lease do not and will not (1) constitute a violation of the Partnership Certificate or Partnership Agreement of Tenant; (2) constitute a violation of any statute, judgment, order, decree or regulation or rule of any governmental body applicable or relating to Tenant; or (3) constitute a default under any contract to which Tenant is a party.

(D) This Lease has been duly authorized by the Board of Directors of Tenant and constitutes the legal, valid and binding obligation of Tenant, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors and subject to general principles of equity.

(E) Tenant will operate the Premises at all times as a “project” in compliance with the Act and in compliance with applicable Town, County, State and Federal laws.

ARTICLE 9

SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

AGREEMENT, ESTOPPEL LETTERS

SECTION 9.01: SUBORDINATION. Except for the Agency Documents, this Lease, and the lien thereof, may be subordinated to the lien of any ground lease or mortgage or deed of trust (irrespective of the execution or recordation date thereof), placed upon the Premises and/or Equipment, provided, however, that the Landlord and any ground lessor and/or mortgagee shall first execute a Subordination, Non-Disturbance and Attornment Agreement, (“SNDA”) and Estoppel in form acceptable to Tenant, acting reasonably. Prior to the Lease Commencement Date, Landlord shall provide a fully executed SNDA from Landlord and Landlord Lender in form acceptable to Tenant, acting reasonably.

SECTION 9.02: ATTORNMENT. Except as otherwise provided in the SNDA dated on even date herewith between Landlord, Tenant and Landlord Lender, in the event of (i) a transfer of Landlord’s interest in the Premises and/or Equipment or (ii) any proceeding brought for the termination or foreclosure of, or the exercise of the power of sale under any mortgage or deed of trust affecting the Premises and/or Equipment or any ground or underlying lease made by Landlord, then and in any of such events, Tenant shall attorn to and recognize the purchaser or the transferee of Landlord’s interest as Landlord under this Lease for the balance then remaining of the Lease, providing said purchaser or transferee shall agree to accept such attornment and to undertake and be bound by all of the terms and conditions of this Lease and such purchaser or transferee first shall execute a Subordination, Attornment and Non-Disturbance Agreement in form acceptable to Tenant, acting reasonably. In the event of any such transfer, Landlord shall be released from all liability under this Lease accruing after the date thereof.

SECTION 9.03: ESTOPPEL LETTER. Tenant and Landlord each agree that, within thirty (30) days after written request to provide to the other, or its mortgagee, beneficiary or purchaser, an estoppel letter certifying to the best of its knowledge whether this Lease is in full force and effect, that this Lease has not been amended or modified except as noted in the letter, the amount of annual rent paid and the date to which rents have been paid.

SECTION 9.04: COOPERATION. Tenant agrees to cooperate with Landlord should Landlord desire to refinance the Leased Premises; provided however that such refinancing does not materially impact Tenant’s leasehold estate, and Tenant is assured of continued rights to the Leased Premises under the terms of this Lease.

ARTICLE 10

FORCE MAJEURE

If Landlord or Tenant shall, as a result of any force majeure, fail to timely perform any obligation to be performed under this Lease (excluding the payment of rent or any other sum due under this Lease), then such failure shall be excused and shall not be deemed to be a breach of this Lease by the party in question, and the time allotted said party to so perform its obligation shall be extended by a period equal to the time such delay continues. The affected party’s performance shall be diligently commenced and carried to completion when the force majeure ends. As used herein, force majeure shall mean complete inability to obtain labor or materials (or reasonable substitutes therefor), acts of God (other than those covered by insurance), enemy or hostile governmental action, or other similar causes, which continue unabated for a period in excess of sixty (60) days.

ARTICLE 11

ALTERATIONS BY TENANT — MECHANICS’ LIENS

SECTION 11.01: ALTERATIONS. After the Commencement Date, Tenant or its subtenants shall have the right to make any and all alterations, modifications, improvements and additions (collectively, “alterations”) to the Premises, as Tenant or its subtenants’ desire. In the event of a material alteration, (material alteration means new construction exceeding $250,000 in cost) such material alteration is subject to the prior written approval of Landlord and Landlord Lender, which approvals will not be unreasonably withheld, conditioned or delayed, and, if such changes will affect compliance with the Act, the Agency from which approval shall not be unreasonably withheld, conditioned or delayed.

SECTION 11.02: LANDLORD’S ALTERATIONS. Except as may be required by law, Landlord agrees that it will make no changes, alterations or additions to the Premises, including the Improvements thereon, nor take any action which reduces the parking areas or which alters in any way the access to such parking areas or to the Premises from that which exists as of the Commencement Date, without the prior written consent of Tenant, which consent shall not be unreasonably withheld.

SECTION 11.03: MECHANIC’S LIENS. Tenant will pay or cause to be paid all charges for all of its alterations (if any) and for all other work done by Tenant on or about the Premises during the Term of this Lease and will not suffer or permit any mechanic’s, materialmen’s, or similar liens for labor and materials furnished to the Premises during the Term of this Lease by or on the account of Tenant. If any such lien shall be filed, Tenant will either pay the same or procure the discharge thereof by giving security or in such other manner as may be required or permitted by applicable law within thirty (30) days of the filing thereof. Otherwise, it shall be deemed a default herein. Notwithstanding the foregoing, Tenant shall have the right, at its sole cost and expense, in its name or in the name of the Landlord, or both, to contest any such lien, provided the Tenant shall provide a bond or other security sufficient to protect Landlord’s interest in the Premises and complies with any requirements of Landlord Lender with respect to the contest and/or removal of mechanic’s liens.

ARTICLE 12

MAINTENANCE AND REPAIR OBLIGATIONS

It is the intent of the parties hereto that after the Commencement Date, this Lease, except as otherwise expressly stated in this Lease, be, is and shall be construed as a “net lease” and under no circumstances or conditions, whether now or hereafter existing, or whether within or beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any obligation or liability hereunder except as otherwise expressly set forth and Tenant agrees that Tenant shall pay all costs, charges and expenses of every kind and nature whatsoever against or in connection with the Premises and the Equipment which arise or become due during the Term of this Lease, and which, except for this Lease would have been payable by Landlord, excluding, however, any income or similar taxes of Landlord, or any amounts payable under any loans secured by Landlord’s interest in the Premises. Tenant agrees that during the Term of this Lease, Tenant will keep and maintain in good order, condition and repair the Premises and Improvements and every part thereof, including, without limitation, the roof, the exterior and interior portions of the Premises, all common areas, parking areas, landscaping, fixtures, interior walls, floors, ceilings, signs, wiring, heating, air conditioning and electrical systems, sprinkler systems, building appliances and similar equipment, all plumbing and sewage facilities including the free flow up to the main sewer line, structural repairs and replacements, repairs and replacements in the nature of capital or long-term improvements and repairs and replacements or alterations necessary to comply with all federal, state and local laws, all in order to keep the Premises and every part thereof in substantially the same condition as at the commencement of this Lease, but in all cases excluding ordinary wear and tear and damage by fire, the elements, casualty or condemnation,

ARTICLE 13

UTILITIES

SECTION 13.01: ELECTRICITY, GAS, WATER AND SEWER. All utility expenses for the Premises shall be paid by Tenant when due. If Tenant fails to make any payment when due under this Lease, Landlord may pay the same and Tenant shall reimburse Landlord on demand for such payment.

SECTION 13.02: INTERRUPTION OF UTILITY SERVICE. Landlord shall not be liable in the event utility service to the Premises is interrupted by fire, riot, accident, strikes or any other similar cause beyond Landlord’s control, except as may be occasioned by Landlord’s negligence, bad faith and willful misconduct, and Landlord agrees to cooperate in the prompt restoration of any such interrupted service. Upon request, Tenant will provide Landlord evidence of payment for utility services.

ARTICLE 14

OBSERVANCE OF LAWS, REGULATIONS, ETC.

SECTION 14.01: TENANT’S OBLIGATIONS. Tenant agrees to observe and comply, at its sole cost and expense, with all laws, regulations and ordinances of all governmental authorities now or hereafter in force applicable to the conduct of its operations upon the Premises or the use or occupancy of the Premises or the Real Property. Tenant shall notify Landlord of any release at or from the Premises of any Materials of Environmental Concern (as defined in Section 22.01 below) immediately upon Tenant obtaining knowledge thereof. Further, Tenant shall notify Landlord after it has received from any governmental body any notice of violation of any Environmental Law (as defined in Section 22.01 below) or any other notification of any incident, situation, or condition that could result in an environmental claim at or in connection with the Premises.

SECTION 14.02: LANDLORD’S OBLIGATION. Landlord hereby covenants and agrees to make, or cooperate with Tenant in making, all applications, filings and renewal requests as may be necessary to maintain the underground storage tanks on the Real Property (the “USTs”) in compliance with all applicable laws, including Environmental Laws, provided however that Tenant shall pay or reimburse to Landlord any filing or license renewal fee in connection therewith.

ARTICLE 15

ASSIGNMENT

SECTION 15.01: ASSIGNMENT OR SUBLETTING. So long as Tenant is not then in material default of the terms of this Lease, Tenant may assign Tenant’s interest under this Lease, certain parts of the Premises, including Fuel Island, Travel Store, Petro Lube and Iron Skillet known as (“Petro Profit Centers”), or sublease any interest in and to the Petro Profit Centers only with the prior written consent of Landlord, Landlord Lender and the Agency, which consent will not be unreasonably withheld, conditioned or delayed, upon giving Landlord, Landlord Lender and the Agency at least thirty (30) days prior written notice of such intention of assignment or sublease. In addition, Tenant may, without Landlord’s consent, license or sublease kiosk or vendor spaces to service providers within the Premises, or otherwise sublease portions of the Premises (but not all or materially all of the Premises), consistent with the operation of the other truck/auto travel centers in Tenant’s national network including, but not limited to, CAT Scale, Idleaire and Blue Beacon.

SECTION 15.02: RELEASE OF LIABILITY. Should Tenant make any permitted assignment or enter into a sublease in accordance with the provisions of Section 15.01 above, Tenant shall not be released from its obligations or any liability under this Lease, without obtaining the prior written consent of Landlord and Landlord Lender.

ARTICLE 16

INSURANCE AND SUBROGATION

(A) During any applicable Term of this Lease, Tenant agrees to maintain policies of insurance as follows:

(1) Insuring the Premises and Equipment which are now or shall hereafter constitute a portion of the Real Property against loss or damage by fire, and against such other risks of a similar or dissimilar nature as shall be insurable against under present or future forms of special form property insurance policies available to the owners of property similar to the Premises in Seneca County, New York, including vandalism, malicious mischief and replacement cost endorsements naming Landlord Lender, its Successors and/or Assigns as first mortgagee. Such insurance shall in no event be for less than the full replacement cost of the Premises and the Equipment.

(2) Rental value and/or business interruption insurance in an amount of not less than one year’s Rent under this Lease.

(3) Commercial general liability insurance naming Landlord Lender, its Successors and/or Assigns as additional insured and Landlord as additional insured, assuring against loss, damage or liability for injury or death to persons and loss and damage to property occurring from any cause whatsoever upon, in or about the Premises in the amount of not less than TWO MILLION FIVE HUNDRED AND NO/DOLLARS ($2,500,000.00) per occurrence. The minimum limits of the liability policy of insurance shall in no way limit or diminish Tenant’s indemnity liability under this Lease.

(4) Workers’ compensation insurance as and if required by local law.

(5) Flood and earthquake insurance in form and substance satisfactory to Landlord.

(6) Such other insurance (or increased limits) which is customarily carried by prudent operators of businesses similar to the Tenant’s business after the date of this Lease or which may be reasonably required by Landlord Lender from time to time.

(B) All insurance provided for herein shall be affected under valid and enforceable policies, in form and substance then standard in New York and satisfactory to Landlord, issued by insurers of recognized responsibility approved of by Landlord. Upon the execution of this Lease, and thereafter thirty (30) days prior to the expiration dates of expiring policies, a certificate of insurance showing all coverage, policy limits and expiration dates for all insurance policies required by the Lease shall be delivered to Landlord, Landlord Lender and Agency. Without limiting the generality of the foregoing, such Certificate shall contain an agreement by the insurers that such policies shall not be canceled or materially modified without at least thirty (30) days prior written notice to Landlord, Landlord Lender or Agency. All insurance with respect to damage or destruction to the Premises shall provide that the proceeds thereof shall be payable to Tenant, Landlord, Landlord Lender and Agency as the insureds thereunder, as their respective interests may appear. All proceeds payable by reason of loss under any insurance policy provided for herein shall be paid and applied as provided in this Lease.

(C) Tenant may effect any insurance required pursuant to the terms hereof pursuant to blanket policies provided that the protection afforded pursuant to such policies with respect to the Premises shall not be less than that which is required pursuant to the terms hereof for a separate policy or policies.

(D) To the extent obtainable, each casualty and liability insurance policy obtained and maintained by either Landlord or Tenant with respect to the Premises and Equipment shall contain appropriate clauses pursuant to which the insurance companies issuing such policies (i) waive all rights of subrogation against Landlord and Tenant, as applicable, with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated because the insured has hereby waived any and all right of recovery against Tenant for losses covered by such policies.

(E) Landlord hereby waives any and all rights of recovery which it might otherwise have against Tenant, its directors, officers, partners, servants, agents, or employees, for any loss, injury, or damage to the extent the same is covered by Landlord’s insurance and the proceeds are actually received, notwithstanding that such loss, injury, or damage may result from the negligence or fault of Tenant, its directors, officers, partners, servants, agents or employees. Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its partners, officers, servants, agents, or employees, for any loss, injury, or damage to the extent the same is covered by Tenant’s insurance and the proceeds are actually received, notwithstanding that such loss, injury or damage may result from the negligence or fault of Landlord, its partners, officers, servants, agents, or employees.

ARTICLE 17

DAMAGE AND DESTRUCTION

SECTION 17.01: DAMAGE TO PREMISES. In the event, at any time after the execution of this Lease, the Premises or any part thereof shall be damaged or destroyed by fire, riot, war, explosion, the elements or any other cause or casualty, then this Lease shall continue in full force and effect and Tenant, at its sole cost and expense, shall promptly commence and diligently pursue the restoration of the same to its condition existing prior to the damage or destruction. Tenant’s obligations to restore the Premises shall be limited to the amount of the insurance proceeds recovered by the Tenant, provided however, that if the Premises are substantially damaged, destroyed or rendered untenatable for their accustomed uses by a casualty not covered by insurance, as long as Tenant has provided insurance, as required under Article 16 of this Lease, Tenant shall have the right to terminate this Lease, effective as of the date of such casualty. Tenant shall exercise its right to terminate within one hundred and eighty (180) days from the date of casualty or such right shall terminate.

SECTION 17.02: RESTORATION WORK. All restoration work required to be performed by Tenant under this Article 17 shall be done by a contractor acceptable to Landlord and Tenant, and shall be done in a first class manner, using only new materials, and in accordance with all applicable laws. All insurance proceeds shall be made available to Tenant, subject to the rights of Landlord Lender under the Financing Documents and specifically pursuant to the terms of the SNDA dated on even date herein between Landlord, Tenant and Landlord Lender for purposes of completing such restoration work. Tenant shall commence such restoration work and thereafter shall diligently pursue such restoration work to completion. Rent shall not abate during the period of time from when such damage and destruction occurs until satisfactory completion of the restoration of the Premises. Notwithstanding anything to the contrary herein, in the event that all or substantially all of the Premises are damaged by fire or other such casualty and, in the event Tenant fails to complete the restoration work, Landlord may upon written notice to Tenant terminate this Lease, effective as of the date of such casualty, destruction or damage, in which event the Rent and other charges hereunder shall be prorated as of the date of such casualty, destruction or damage. Notwithstanding the above, if Landlord fails to terminate this Lease as set forth in the immediately preceding sentence within one hundred and eighty (180) days of the damage, Landlord’s Right to Terminate hereunder shall expire.

ARTICLE 18

CONDEMNATION

SECTION 18.01: ENTIRE OR PARTIAL TAKING OF THE PREMISES. Should the entire Premises be taken by any public authority by the exercise of any right of eminent domain or in condemnation proceedings, or by transfer under a reasonable threat of condemnation, the Term hereof shall cease and terminate as of the earlier of the date when possession is taken by or title vests in the condemning authority (“Taking Date”). Except as provided in Section 18.02, should only a part of the Premises be taken by or transferred to any public authority, then the Term hereof shall cease and terminate only as to the part taken on the Taking Date. Rent, and any other charges due hereunder, shall be paid only to the Taking Date. In the event of a partial taking or transfer, a pro rata abatement of rent and any other charges due hereunder shall be effected as of the Taking Date for the balance of the Term of this Lease.

SECTION 18.02: PARTIAL TAKING AND TERMINATION. In the event of a partial taking or transfer, as provided in Section 18.01, if the remaining portion of the Premises is of such reduced shape or area as to materially restrict the use, possession or operation of the Premises, then Tenant reserves the right to terminate this Lease, at Tenant’s sole and reasonable discretion, without liability therefor, within one hundred and eighty (180) days after the Taking Date, by ninety (90) days written notice to Landlord, and upon such termination date, this Lease shall cease and terminate.

SECTION 18.03: LANDLORD’S AND TENANT’S AWARD. Tenant shall be entitled to submit a claim for and to receive an allowance or award for loss of business or depreciation to, damage to or cost of removal of, or for value of trade fixtures, leasehold improvements, furniture and other personal property belonging to Tenant, and any other loss, damage, or claim allowed to Tenant by law.

SECTION 18.04: LANDLORD LENDER RIGHTS. Notwithstanding anything contained in this Article 18 to the contrary, the parties acknowledge that their rights hereunder are subject and subordinated to the rights of the Landlord Lender under the Financing Documents.

ARTICLE 19

SIGNS

Tenant hereby is granted the right, in conformity with the requirements of applicable law, to erect such signs in, on, or about the Premises as Tenant may desire. Landlord, upon request, agrees to execute any necessary consents or applications which may be required by law to permit the erection of signs. Tenant may remove, replace, or alter all sign(s) at any time and from time to time, provided that Tenant shall repair any material damage resulting therefrom.

ARTICLE 20

DEFAULT

SECTION 20.01: TENANT’S DEFAULTS. Tenant shall be deemed to be in default hereunder if: (i) Tenant fails to pay the Rent or other charges on the date due and such failure continues for thirty (30) days after written notice from Landlord thereof; or (ii) Tenant fails to perform or observe any other term or condition contained in this Lease within thirty (30) days after written notice from Landlord thereof. In any of such events, Landlord may, immediately or at any time thereafter, and without demand or notice, enter into and upon the Premises, or any part thereof, and repossess the Premises and Equipment, and expel Tenant and those claiming through or under Tenant and remove Tenant’s effects, all without force or breach of the peace, and without prejudice to any remedies which might otherwise be permitted for default under this Lease, and upon entry as aforesaid, Landlord may either (a) terminate this Lease in which event Landlord shall be entitled to recover from Tenant the unpaid rent which has been earned at the time of termination, plus the amount by which the unpaid rent which would have been earned for the balance of the term. In any event, this Landlord shall have a duty to make a good faith effort to mitigate its damages as to any rental loss; or (b) without terminating this Lease, make such alterations and relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion my deem advisable, and all rentals received by Landlord from such reletting shall be applied to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, second, to the payment of any cost or expense of such reletting including the costs of any alterations, and third, to the payment of rent due and unpaid hereunder, and being understood that if such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord, the same calculated and paid monthly notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior material default or breach.

SECTION 20.02: LANDLORD’S DEFAULT. In the event Landlord fails to perform or observe any term or condition contained in this Lease within thirty (30) days after written notice from Tenant, or in such time as may be otherwise provided herein, Tenant may but shall not be obligated to (a) take any action appropriate under the circumstances to preserve its possession and rights under this Lease, (b) perform any obligation or duty of the Landlord which the Landlord refuses or neglects to perform, and in any such event, Tenant may notify Landlord of the cost and expense thereof in which event Landlord shall, upon demand, immediately reimburse Tenant for said cost and expense which shall be paid within thirty (30) days of the demand therefore, and/or (c) pursue any other remedies available at law or in equity.

SECTION 20.03: CURE OR STAY OF DEFAULT.

In the event the default of Landlord or Tenant cannot be cured within the grace periods provided in Section 20.01 or 20.02, such default shall be deemed to have been cured if the defaulting party shall have commenced compliance within such grace period, and continues to prosecute the same with due diligence such that the default shall be cured within sixty (60) days.

ARTICLE 21

OPTION TO PURCHASE

In consideration of the Rent to be paid during the term of this Lease by Tenant to Landlord, Tenant is hereby granted the exclusive option to purchase (the “Option to Purchase ”) the Premises as set forth in this Article 21. The term “Option to Purchase” means the exclusive right collectively to purchase all of the Premises, Real Property, Improvements, and the Equipment.

(A) Exercise of Option to Purchase. Provided Tenant is not then in material default under the Lease, Tenant may exercise its Option to Purchase as follows: (i) If Landlord is in default under the Financing Documents or the Agency Documents or a foreclosure action is commenced against Landlord and Landlord has failed to cure the default or obtain a dismissal of the foreclosure within thirty (30) days, Tenant may exercise its Option upon ten (10) days’ written notice to Landlord and Landlord Lender. The notice shall include a date of closing of the sale (the “Closing Date”) which shall be not more than sixty (60) days after the date of the notice. (ii) Otherwise, Tenant may exercise its Option at the end of the Initial Term by giving Landlord written notice at least twelve (12) months in advance of the end of the Initial Term. The Closing Date shall be the last day of the Initial Term. (iii) During any Renewal Term, Tenant may exercise its Option to Purchase by giving Landlord at least twelve (12) months’ advance written notice. In such case, the Closing Date shall be the last day of the notice period.

(B) The Property. Specifically, and without limiting the generality of the foregoing, the property subject to the exercise of the Option to Purchase shall include the Premises, Real Property, Improvements, and the Equipment, together with such lease agreements, sales and service contracts, warranties, guarantees, indemnities, and supplier and vendor contracts as are part and parcel of the Premises. Tenant shall not be obligated to assume any contracts, leases, liabilities or other obligations of Landlord other than those specifically selected and accepted by Tenant in writing, or except to the extent such items are part of the assets being purchased by Tenant.

(C) Purchase Price. The Purchase Price for Tenant’s purchase of the Premises pursuant to Tenant’s exercise of its Option to Purchase shall be as follows: (i) if the Option to Purchase is exercised by Tenant at the end of the Initial Term of the Lease, the Purchase Price shall be $16,000,000; (ii) if the Option to Purchase is exercised by Tenant anytime during the First Renewal Term, the Purchase Price shall be $16,500,000; and (iii) if the Option to Purchase is exercised by Tenant anytime during the Second Renewal Term, the Purchase Price shall be $17,000,000. Upon any exercise of the Option, the full amount of Deposit described in Section 1.01(F) and amounts to cure Landlord default under the Seneca County Loan as set forth in 4.01(G.) shall be credited against the Purchase Price set forth in this paragraph.

(D) Conveyance and Closing. At the time of closing of the Option to Purchase:

(i) Landlord shall convey to Tenant good, marketable and indefeasible title to the Premises by a Warranty Deed, in form acceptable to Tenant, free and clear of all liens, claims and encumbrances, and subject only to taxes for the year during which the closing occurs, prorated to the date of such closing date, any exceptions created or agreed to by

Tenant and to the Permitted Encumbrances. At the time of closing Tenant shall be provided, at Tenant’s expense, an ALTA standard form Owner’s Policy of Title Insurance, including any endorsements required by Tenant, that are available at no additional charge to Landlord, issued by a title company reasonably acceptable to Landlord and Tenant (the “Title Company”) covering the Premises in the amount of the purchase price insuring good, marketable, and indefeasible title to the Property in favor of Tenant, free and clear of all liens and encumbrances, and subject only to such other of the Permitted Encumbrances as Tenant may agree.

(ii) Landlord shall convey to Tenant good, marketable and indefeasible title to the Equipment by general warranty Bill of Sale in form satisfactory to Tenant in all respects, free and clear of all liens created by Landlord. Any local or state sales or use taxes occasioned by this sale transaction, attributable to the Real Property or the Equipment, shall be allocated to and paid by the respective parties in accordance with common practice in the State of New York for real estate transactions of this kind, and Landlord shall comply with New York State Sales and Use Tax Law in all respects.

(iii) Landlord hereby covenants and agrees that at the time of closing under the Option to Purchase that it shall execute and deliver to Tenant a Warranty Deed, Bill of Sale and such additional documents of transfer and assignment as may be necessary or requested by Tenant to complete the acquisition of the Property, including without limitation the assignment of all warranties and guarantees with respect to any of the Property, and any assignments or re-registrations with regard to the USTs.

(iv) At the time of closing under the Option to Purchase, Tenant shall deliver the Purchase Price, to Landlord, in cash or by wire transfer or cash equivalent. Tenant shall pay the expense of any premium for Owner’s Policy of Title Insurance (including endorsements required by Tenant, which shall be paid for by Tenant), its own attorney’s fees, and all other usual and customary closing fees and recording charges will be shared by Landlord and Tenant as is customary in Seneca County, New York.

(v) This Lease Agreement shall terminate at the closing of this purchase.

(vi) The Option Right shall terminate if not exercised by the expiration of the Initial Term or expiration of applicable Renewal Terms or earlier expiration of the Lease.

(E) Default. In addition to the other rights and remedies provided under the terms of this Lease, in the event either party fails to perform any of the covenants expressly set forth in this Section 21, then the non-defaulting party shall be entitled to exercise all rights and remedies available at law or in equity to enforce the terms of the Option to Purchase, including without limitation, the right to enforce specific performance. In the event such non-defaulting party retains an attorney to protect or enforce its rights hereunder and prevails, then the defaulting party agrees to pay the other party’s reasonable attorney’s fees incurred by such other party for the enforcement of the terms hereof.

ARTICLE 22

INDEMNIFICATION

SECTION 22.01 INDEMNITY.

(A) Landlord agrees to indemnify and hold Tenant and Tenant’s partners, officers, directors, shareholders, affiliates, employees, agents and employee plan fiduciaries and successors (“Tenant Indemnitees”) harmless from any and all damages, losses, liabilities (joint or several), payments, obligations, penalties, claims, response or remediation costs, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including without limitation, fees, disbursements and expenses of attorneys, accountants, consultants and other professional advisors or contractors and of expert witnesses and costs of investigation and preparation) of any kind or nature whatsoever (collectively “Damages”), directly or indirectly resulting from, relating to or arising out of:

(1) any breach of or inaccuracy in any representation or warranty of Landlord contained in this Lease, or Landlord’s breach or failure to comply with the Act or the Agency Documents or the Financing Documents.;

(2) any breach or non-performance, partial or total, by Landlord of any covenant or agreement of Landlord (or any affiliate or subsidiary thereof) contained in this Lease; and

(3) any actual or threatened violation of or non-compliance with, or remedial, removal or reclamation obligation arising under, any Environmental Laws arising from any event, condition, circumstance, activity, practice, incident, action or plan existing or occurring in connection with Landlord’s ownership, use, management or lease of the Premises and Equipment prior to the Commencement Date and the presence of all underground or above ground storage tanks or any Materials of Environmental Concern, on, in under or affecting all or any portion of the Premises and Equipment, or any surrounding areas, and any release or threatened release of Materials of Environmental Concern prior to the Commencement Date; and the storage, disposal or treatment, or transportation for storage, disposal or treatment of Materials of Environmental Concern prior to the Commencement Date.

(B) Tenant shall indemnify and hold Landlord and Landlord’s officers, directors, shareholders, Affiliates, employees, and agents and successors (“Landlord Indemnitees”) harmless from, any and all Damages resulting from or arising out of:

(1)	any breach of any representation or warranty of Tenant contained in this Lease;

(2)	any breach or non-performance, partial or total, of any covenant or agreement of Tenant (or any affiliate or subsidiary thereof) contained in any this Lease; and

(3)

except to the extent due to the negligence or willful misconduct of Landlord, any actual or threatened violation of or non-compliance with, or remedial, removal or reclamation obligation arising under, any Environmental Laws arising from any event, condition, circumstance, activity, practice, incident, action or plan existing or occurring in connection with Tenant’s ownership or Tenant’s employees, agents, contractors or invitees, use, management or lease of Premises and

Equipment, after the Commencement Date and the presence of all underground or above ground storage tanks or any Materials of Environmental Concern on, in, under or affecting all or any portion of the Premises and Equipment, or any surrounding areas, and any release or threatened release of any Materials of Environmental Concern after the Commencement Date; and the storage, disposal or treatment, or transportation for storage, disposal or treatment of Materials of Environmental Concern after the Commencement Date.

As used in this Lease, (i) “Materials of Environmental Concern” shall mean any solid or hazardous waste, hazardous substance, pollutant, contaminant, oil, petroleum product, commercial product or other substance (x) which is listed, regulated or designated as toxic or hazardous (or words of similar meaning and regulatory effect), or with respect to which remedial, removal or reclamation obligations may be imposed, under any Environmental Laws or (y) exposure to which may pose a health or safety hazard, and (ii) “Environmental Laws” means any applicable federal, state, or local laws, rules, or regulations, common law or strict liability provisions, and any judicial or administrative interpretations thereof, including any judicial or administrative orders or judgments, relating to health, safety, industrial hygiene, exposure to any persons on or off the Premises to any Materials of Environmental Concern, pollution or environmental matters enacted, promulgated or in effect as of the Commencement Date.

SECTION 22.02 NOTICE AND PARTICIPATION. If a claim by a third party is made against a party indemnified pursuant to this Article 22 (“Indemnitee”), and if such Indemnitee intends to seek indemnity with respect thereto under this Article 22, the Indemnitee shall promptly, after the assertion of any claim or the discovery of any fact upon which Indemnitee intends to base a claim for indemnification under this Lease (“Claim”), notify the party or parties from whom indemnification is sought (“Indemnitor”) of such Claim. In the event of any Claim, Indemnitor, at its option, may assume (with legal counsel acceptable to the Indemnitee) the defense of any claim, demand, lawsuit or other proceeding in connection with the Indemnitee’s Claim, and may assert any defense of Indemnitee or Indemnitor; provided that Indemnitee shall have the right at its own expense to participate jointly with Indemnitor in the defense of any claim, demand, lawsuit or other proceeding in connection with the Indemnitee’s Claim and provided further that failure to give such notice shall not preclude Indemnitee making any Claim thereon if the failure or delay in giving such notice did not prejudice Indemnitor. In the event that Indemnitor elects to undertake the defense of any Claim hereunder, Indemnitee shall cooperate with Indemnitor to the fullest extent possible in regard to all matters relating to the Claim (including, without limitation, corrective actions required by applicable law, assertion of defenses and the determination, mitigation, negotiation and settlement of all amounts, costs, actions, penalties, damages and the like related thereto) so as to permit Indemnitor’s management of same with regard to the amount of Damages payable by the Indemnitor hereunder. Neither Tenant nor Landlord shall be entitled to settle any Claim without the prior written consent of the other, which consent shall not unreasonably be withheld.

SECTION 22.03 REIMBURSEMENT. In the event that the Indemnitor shall, in accordance with the provisions of Section 22.02 above, undertake, conduct or control the defense or settlement of any Claim and it is later determined that such Claim was not a Claim for which the Indemnitor is required to indemnify the Indemnitee under this Article 22, the Indemnitee shall reimburse the Indemnitor for all reasonable costs and expenses with respect to such settlement or defense, including reasonable attorneys’ fees and disbursements, incurred prior to discovery that such Claim was not a Claim for which Indemnitor was required to indemnify Indemnitee under this Article 22.

SECTION 22.04 NO THIRD PARTY BENEFICIARIES. The foregoing indemnification is given solely for the purpose of protecting the parties to this Lease and the Tenant Indemnitees and Landlord Indemnitees and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right or cause of action upon, any other person.

ARTICLE 23

ACCESS

Landlord and its agents and employees shall have the right, upon reasonable prior notice, to enter the Premises, from time to time and at all reasonable times, to examine the same, and, during the last six (6) months of the Lease Term, if the Renewal Option has not been exercised, to exhibit the Premises to prospective lessees or purchasers with customary signage. In addition, during any apparent emergency, and without giving the notice provided for, Landlord or its agents may forcibly enter the Premises without liability therefor, and without in any manner affecting Tenant’s obligations under this Lease. Nothing herein contained, however, shall be deemed to impose upon Landlord any obligation, responsibility or liability whatsoever, for any care, maintenance or repair in the Premises.

ARTICLE 24

MISCELLANEOUS PROVISIONS

SECTION 24.01: NOTICES. Notices hereunder shall be by certified mail, return receipt requested, by facsimile transmission, or by overnight delivery service (e.g., Federal Express) and addressed, as follows:

if to Tenant to:	Petro Stopping Centers, L.P.
6080 Surety Drive
El Paso, Texas 79905
Attn: Legal Department
	Phone No.	(915) 779-4711
	Fax No.	(915) 774-7366

if to Landlord:	Thruway Travel Centers, LLC
c/o Wayne Ohl
P. O. Box 788
5151 Blue Heron Way
Honeoye, New York 14471
	Phone No.	585-229-2501
	Fax No.	585-229-4723

or to such other address or addresses as either party may give to the other, from time to time, by notice as herein provided. Notice shall be deemed given two (2) days after deposit in the United States mail if sent certified mail, next day delivery if by overnight courier service and upon telecopy confirmation if by facsimile transmission. Notice of a change in the identity or address of any person to whom notice of any type is to be given or payment of any monies is to be made, shall be effective only thirty (30) days after receipt.

SECTION 24.02: WAIVER. Any failure by either Landlord or Tenant to enforce any of the provisions of this Lease shall not be deemed a waiver of any of Landlord’s or Tenant’s rights or remedies.

SECTION 24.03: AMENDMENT. This Lease contains the entire agreement between the parties hereto as to the subject matter hereof. No amendments, modifications, alterations, changes, waiver or estoppel to this Lease or any of the terms hereof shall be valid or binding unless in writing and signed by a duly authorized officer of the party to be charged.

SECTION 24.04: END OF TERM. Upon the expiration or termination of this Lease, Tenant shall surrender possession of the Premises in general working order and condition, except for ordinary wear and tear, damage by fire, the elements, or casualty (but only to the extent Landlord receives insurance proceeds therefor).

SECTION 24.05: HOLDOVER. Should Tenant holdover after the final expiration of the Term, such holding over shall be deemed a tenancy from month-to-month at a rental rate of one hundred twenty-five percent (125%) of the previous Term’s Rent subject to the provisions, conditions and covenants in this Lease contained, and such tenancy may be terminated upon one (1) month’s notice in writing by either party to the other.

SECTION 24.06: RIGHTS AND REMEDIES. The various rights and remedies of Landlord and Tenant reserved herein shall be deemed to be cumulative, and, unless otherwise expressed herein to the contrary, no one of them shall be deemed to be exclusive of any of the other rights, or remedies as are now permitted, or may be hereafter allowed either by law or in equity.

SECTION 24.07: SUCCESSORS AND ASSIGNS. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors, and assigns.

SECTION 24.08: INVALIDITY OF ANY PROVISIONS. If any term or provision of this Lease shall, to any extent, be held invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall continue to be valid and be enforced to the fullest extent permitted by law.

SECTION 24.09: CHOICE OF LAW. This Lease shall be governed by and construed in accordance with the laws of the State of New York. Any litigation in connection with this Lease shall be brought in the State of New York, in Monroe or Seneca County.

SECTION 24.10: MISCELLANEOUS.

(A) Whenever the words “Landlord” and “Tenant” appear herein, each shall be applicable to one or more persons, as the case may be, the singular shall include the plural, and the neuter to include the masculine and feminine, and if there shall be more than one, the obligations hereunder shall be joint and several.

(B) Wherever in this Lease reference is made to the “term hereof”, the same shall be deemed to read “as extended” so as to include the period of extensions if Tenant shall exercise its option(s) to extend. Additionally, wherever in this Lease reference is made to the word “Term”, the same shall be deemed to read “Initial Term and any exercised Renewal Term(s) so as to reference the period with which this Lease is in effect.

(C) The parties hereto agree that the law of the state in which the Premises are located will apply to any interpretation of any of the covenants and provisions of this Lease. The identity of the draftsperson of this Lease, be it Landlord or Tenant, shall not affect the interpretation of this Lease.

(D) The headings used for the various Articles herein contained are for convenient references only, and are not intended to define, construe or in any manner limit the contents of such Articles.

(E) This Lease may be executed in multiple counterpart copies, each of which shall be deemed an original and all of which when taken together shall constitute one in the same agreement.

(F) For any consent or approval required hereunder, if the party requested to give such consent or approval fails to respond to such request within thirty (30) days from the date such request is received, such consent or approval shall be deemed given. This provision shall not apply to Landlord Lender, although Landlord Lender’s approvals shall not be unreasonably withheld, conditioned or delayed.

ARTICLE 25

OTHER COMMENCEMENT DATE MATTERS

[INTENTIONALLY DELETED]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Agreement as of the Effective Date.

[Remainder of page intentionally left blank]

LANDLORD:

THRUWAY TRAVEL CENTERS, L.L.C.

WITNESS:

By:
James Martin, Managing Member

TENANT:

PETRO STOPPING CENTERS, L.P.,

WITNESS:

By:
J. A. Cardwell, Sr., Chief Executive Officer